SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report—December 1, 2003

(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (973) 994-3999

Item 5.	Other Events

On December 1, 2003, Columbia Laboratories, Inc. (“Columbia”) executed a standstill agreement with Perry Corp. A copy of Columbia’s agreement is attached hereto as Exhibit 10.43 and is incorporated by reference.

Item 9.	Regulation FD Disclosure

On December 1, 2003, Columbia Laboratories, Inc. (“Columbia”) issued a press release entitled: “Columbia Laboratories Grants Approval to Allow Shareholder to Increase Position to 19.9%.” A copy of Columbia’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto dully authorized.

Date: December 2, 2003

COLUMBIA LABORATORIES, INC.

By:	/s/ DAVID L. WEINBERG

David L. Weinberg Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
Ex 10.43	Standstill agreement dated December 1, 2003, between Columbia Laboratories, Inc. and Perry Corp.

Ex 99.1	Press Release dated December 1, 2003, entitled: “Columbia Laboratories Grants Approval to Allow shareholder to increase position to 19.9%.”